Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Business Combination will be accounted for as a “reverse acquisition” since, immediately following completion of the transaction (assuming (i) the automatic conversion of 7,212,316 rights of DT Asia into approximately 721,231 ordinary shares at the closing of the Business Combination, and (ii) the issuance of 8 million Escrow Shares, subject to forfeiture, but excluding the effect of any outstanding DT Asia warrants and options), the shareholders of Adrie immediately prior to the Business Combination will have effective control of China Lending Corporation, the post-combination company, through its 81.6% ownership interest in the combined entity, assuming no share redemptions (87.3% in the event of maximum share redemptions) and its designation of all of the senior executive positions. For accounting purposes, Adrie will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Adrie (i.e., a capital transaction involving the issuance of shares by DT Asia for the shares of Adrie).

The following unaudited pro forma condensed combined balance sheet as of March 31, 2016 combines the unaudited historical consolidated balance sheet of Adrie as of March 31, 2016, the date of the latest available interim financial information for Adrie, with the audited historical balance sheet of DT Asia as of March 31, 2016, giving effect to the Business Combination and the transactions contemplated thereto as if they had been consummated as of March 31, 2016.

The following unaudited pro forma condensed combined statement of operations for the year ended March 31, 2016, due to different fiscal period ends, combines the unaudited historical consolidated results of operations of Adrie for the twelve months ended March 31, 2016 with the audited historical statement of operations of DT Asia for the year ended March 31, 2016 giving effect to the Business Combination and the transactions contemplated thereto as if they had been consummated as of April 1, 2015.

The following unaudited pro forma information is further adjusted to reflect the April 1, 2016 redemption of 5,255,657 ordinary shares in connection with the Extension Meeting, as if such redemptions had occurred as of March 31, 2016.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The historical financial statements of Adrie and DT Asia have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and presented in US Dollars. The unaudited pro forma condensed combined financial statements included herein are prepared under US GAAP and presented in US Dollars. Following the consummation of the Business Combination, the combined entity intends to prepare its consolidated financial statements under US GAAP and present such consolidated financial statements in US Dollars.

The historical financial information of Adrie was derived from the unaudited financial statements of Adrie for the three months ended March 31, 2016 and 2015 and the audited financial statements of Adrie for the year ended December 31, 2015 included elsewhere in this Proxy. The pro forma condensed financial statements included Adrie and its subsidiaries because there were business transactions for these entities starting from August 1, 2015. Adrie conducts its business primarily through its variable interest entity (“VIE”), Feng Hui, and Adrie’s consolidated subsidiaries, which include XWFOE and Consulting. The historical financial information of DT Asia was derived from the audited financial statements of DT Asia for the year ended March 31, 2016 included in the definitive proxy statement filed on June 21, 2016 with the U.S. Securities and Exchange Commission. This information should be read together with Adrie and DT Asia’s audited and unaudited financial statements and related notes, “China Lending Group’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Other Information Related to DT Asia — DT Asia’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the definitive proxy statement filed on June 21, 2016 with the U.S. Securities and Exchange Commission.

1

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. China Lending Group and DT Asia have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

2

China Lending Corporation
(formerly DT Asia Investments Limited)
Pro Forma Condensed Combined Balance Sheet
As of March 31, 2016
(Unaudited)

	Note A	Note B	Scenario (1)			Scenario (2)
	Balance Sheet of DT Asia Investment Limited as of March 31, 2016 Historical	Balance Sheet of Adrie Global Holdings Limited as of March 31, 2016 Historical	Pro Forma Adjustments Assuming No Redemption		Pro Forma Balance Sheet As Adjusted (assuming no	Pro Forma Adjustments Assuming Maximum Redemption		Pro Forma Balance Sheet As Adjusted (assuming maximum
	Audited	Unaudited	Adjustment	Note 2	redemption)	Adjustment	Note 2	redemption)
ASSETS
Cash and cash equivalents	$53,115	$572,581	$16,579,777	1	$24,855,473	$(16,461,205)	10	$8,394,268
			(100,000)	2
			(3,950,000)	8
			11,700,000	9
Loans receivable – third parties, net of allowance for loan losses $4,034,840	—	144,934,056	—		144,934,056	—		144,934,056
Loans receivable – related parties, net of allowance for loan losses $11,210	—	1,109,825	—		1,109,825	—		1,109,825
Interest and fee receivable	—	753,804	—		753,804	—		753,804
Equity investment, at cost	—	3,876,330	—		3,876,330	—		3,876,330
Property and equipment, net	—	113,777	—		113,777	—		113,777
Deferred tax assets	—	475,222	—		475,222	—		475,222
Other assets	73,233	679,986	—		753,219	—		753,219
Cash and cash equivalents held in trust account	70,091,214	—	(53,607,701)	3	—	—		—
			96,264	3
			(16,579,777)	1
Total Assets	$70,217,562	$152,515,581	$(45,861,437)		$176,871,706	$(16,461,205)		$160,410,501

LIABILITIES AND INVESTORS’ EQUITY
Liabilities
Short-term bank loans	$—	$5,426,861	$—		$5,426,861	$—		$5,426,861
Loans from a cost investment investee	—	15,505,318	—		15,505,318	—		15,505,318
Secured loan	—	21,800,478	—		21,800,478	—		21,800,478
Taxes payable	—	1,328,607	—		1,328,607	—		1,328,607
Other current liabilities	96,671	674,776	—		771,447	—		771,447
Amount due to related parties	17,482	—	—		17,482	—		17,482
Redeemed ordinary shares payable	53,607,701		(53,607,701)	3	—	—		—
Convertible promissory note – related party	500,000	—	(500,000)	13	—	—		—
			(51,650)	12
			51,650	13
Promissory note – related party	687,989	—	—		687,989	—		687,989
Deferred legal fees	100,000	—	(100,000)	2	—	—		—
Total Liabilities	55,009,843	44,736,040	(54,207,701)		45,538,182	—		45,538,182

Commitments and Contingencies
Ordinary Shares, no par value; subject to possible redemption; 1,000,756 (at redemption value of $10.20 per share) at March 31, 2016	10,207,711	—	(10,207,711)	3	—	—		—

Convertible Redeemable Preferred Shares
Preferred Shares, no par value, unlimited shares			12,000,000	9
authorized	—	—	(300,000)	9	11,700,000	—		11,700,000

Shareholders’ Equity
Ordinary Shares, no par value; unlimited shares authorized	—	—	—	3,5,7,13	—	—		—
Paid-in capital	—	1	(1)	4	—	—		—
Additional Paid-in capital	6,590,114	—	10,207,711	3	106,577,947	(16,461,205)	10	90,116,742
			96,264	3
	—	94,723,963	(94,723,963)	4	—	—		—
			94,723,964	4
			7,399,830	5
			(7,399,830)	5
			(1,590,106)	6
			686,000	7
			(4,636,000)	8
			51,650	12
			(51,650)	13
			500,000	13
Statutory reserves	—	4,667,254	—		4,667,254	—		4,667,254
Accumulated deficit	(1,590,106)	—	1,590,106	6	—	—		—
Retained earnings	—	9,752,821	—		9,752,821	—		9,752,821
Accumulated other comprehensive loss	—	(1,364,498)	—		(1,364,498)	—		(1,364,498)
Total Common Shareholders’ Equity	5,000,008	107,779,541	6,853,975		119,633,524	(16,461,205)		103,172,319

Total Liabilities and Shareholders’ Equity	$70,217,562	$152,515,581	$(45,861,437)		$176,871,706	$(16,461,205)		$160,410,501

Ordinary Shares outstanding (including escrow shares) as of March 31, 2016	8,927,331	20,000,000	(4,410,826)	3, 5, 7, 13	24,516,505	(1,604,406)	10	22,912,099

(A)	Derived from the audited historical balance sheet of DT Asia as of March 31, 2016.

(B)	Derived from the unaudited historical consolidated balance sheet of Adrie Global Holdings Limited as of March 31, 2016.

See notes to unaudited pro forma condensed combined financial statements

3

China Lending Corporation
(formerly DT Asia Investments Limited)
Unaudited Pro Forma Condensed Statement of Operations
For the Year ended March 31, 2016

	Note A	Note B	Scenario (1)			Scenario (2)
	Condensed Statement of Operations of DT Asia Investment Limited for the year ended March 31, 2016 Historical	Consolidated Statement of Operations of Adrie Global Holdings Limited for the twelve months ended March 31, 2016 Historical	Pro Forma Adjustments Assuming No Redemption		Pro Forma Statement of Operations As Adjusted (assuming no	Pro Forma Adjustments Assuming Maximum Redemption		Pro Forma Statement of Operations As Adjusted (assuming maximum
	Audited	Unaudited	Adjustment	Note 2	redemption)	Adjustment	Note 2	redemption)
Interest income
Interests and fees on loans	$—	$30,557,461	$—		$30,557,461	$—		$30,557,461
Interests and fees on loans from related parties	—	48,651	—		48,651	—		48,651
Interests on deposits with banks	106,770	6,751	(106,770)	11	6,751	—		6,751
Total interest and fee income	106,770	30,612,863	(106,770)		30,612,863	—		30,612,863

Interest expense
Interest expenses on short-term bank loans	—	(414,596)	—		(414,596)	—		(414,596)
Interest expenses and fees on secured loan	—	(2,540,806)	—		(2,540,806)	—		(2,540,806)
Interest on loans from related parties	—	26,904	—		26,904	—		26,904
Interest expenses on other loans	—	(1,530,385)	—		(1,530,385)	—		(1,530,385)
Total interest expense	—	(4,512,691)	—		(4,512,691)	—		(4,512,691)

Provision for loan losses	—	(3,985,588)	—		(3,985,588)	—		(3,985,588)

Net Interest Income	106,770	22,114,584	(106,770)		22,114,584	—		22,114,584

Non-interest income	—	(86)	—		(86)	—		(86)

Non-interest expense
Salaries and employee surcharge	—	(1,020,442)	—		(1,020,442)	—		(1,020,442)
Business taxes and surcharge	—	(1,471,399)	—		(1,471,399)	—		(1,471,399)
General and administrative expenses	(1,450,019)	—	882,828	11	(567,191)	—		(567,191)
Other operating expenses	—	(2,741,383)	483,581	11	(2,257,802)	—		(2,257,802)
Total non-interest expense	(1,450,019)	(5,233,224)	1,366,409		(5,316,834)	—		(5,316,834)

Income Before Taxes	(1,343,249)	16,881,274	1,259,639		16,797,664	—		16,797,664
Income tax expense	—	(2,913,025)	—		(2,913,025)	—		(2,913,025)

Net Income	(1,343,249)	13,968,249	1,259,639		13,884,639	—		13,884,639

Other comprehensive income
Foreign currency translation adjustments	—	(5,428,175)	—		(5,428,175)	—		(5,428,175)
Comprehensive Income	$(1,343,249)	$8,540,074	$1,259,639		$8,456,464	$—		$8,456,464

Undistributed earnings (loss)	$(1,343,249)	$13,968,249	$1,259,639		$13,884,639	$—		$13,884,639

UEL allocable to Series A Convertible Preferred Shares	—	—	960,000	14	960,000	—		960,000
UEL allocable to Ordinary Shares	$(1,343,249)	$13,968,249	$299,639		$12,924,639	—		$12,924,639

Weighted average ordinary shares outstanding: (Note 3)
Basic	8,927,331	20,000,000	(12,410,826)	3, 5, 7, 13	16,516,505	(1,604,406)		14,912,099
Diluted	8,927,331	20,000,000	(12,410,826)	3, 5, 7, 13	16,516,505	(1,604,406)		14,912,099

Undistributed Earnings (loss) per share – Basic
Series A Convertible Preferred Shares	—	—			—			—
Basic earnings per share	$(0.15)	$0.70			$0.78			$0.87

Diluted earnings per share	$(0.15)	$0.70			$0.78			$0.87

(A)	Derived from the audited historical condensed statements of operations of DT Asia for the year ended March 31, 2016.

(B)	Derived from the unaudited historical consolidated statements of income and comprehensive income of Adrie Global Holdings Limited for the three months ended March 31, 2016 and 2015, and the audited historical consolidated statements of income and comprehensive income of Adrie Global Holdings Limited for the year ended December 31, 2015. (see Note 4)

See notes to unaudited pro forma condensed combined financial statements

4

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transactions

On October 6, 2014, the Company sold 6,000,000 Units in its Public Offering and 320,000 Units in private placements at an offering price of $10.00 per Unit, and on October 14, 2014 the Company sold an additional 860,063 Units of its Over-Allotment Units and 32,253 Units in private placements. Additionally, we sold 2,058,007 warrants privately to our Sponsor. Each Unit consists of one ordinary share, one right (“Right(s)”), and one warrant (“Warrant”). Each Right entitles the holder to receive one-tenth (1/10) of one ordinary share upon consummation of an Initial Business Combination. Each Warrant entitles the holder to purchase one-half of one ordinary share at a price of $12.00 per full share commencing on the Company’s completion of its Initial Business Combination and expiring five years from the completion of the Company’s Initial Business Combination.

Pursuant to the Exchange Agreement, DT Asia will acquire 100% of the issued and outstanding equity interests of China Lending Group, which is comprised of Adrie Global Holdings Limited (“Adrie”), which conducts its business through its variable interest entity (“VIE”), Urumqi Feng Hui Direct Lending Limited (“Feng Hui”), and its consolidated subsidiaries, which include XWFOE and Consulting, from the shareholders of Adrie (the “Transaction”). We refer to Adrie and its consolidated subsidiaries and variable interest entity hereafter collectively as “China Lending Group”. China Lending Group will become wholly-owned subsidiaries and variable interest entity of DT Asia.

Upon the consummation of the Transaction, Adrie shareholders will receive 20,000,000 ordinary shares (“Purchased Shares”) of DT Asia. However, 8,000,000 Purchased Shares will be deposited in an escrow account (“Escrow Earn-out Shares”) and, together with related dividends, will be forfeitable or released subject to the achievement of earn-out targets and to the payment of indemnification obligations as set forth in the Exchange Agreement. During the time held in the escrow account, each holder of Escrow Earned-out Shares has the right to vote and is entitled to dividend based on its pro rata share subject to adjustment for the forfeiture based on earned out targets and to the payment of indemnification obligations.

In addition, pursuant to the terms of the Exchange Agreement, it is contemplated that DT Asia will conduct a private placement of at least 1,000,000 Series A Convertible Preferred Share at a purchase price of $12 per share with an annual dividend of 8% per annum prior to the closing of the Transaction and will receive gross proceeds of at least $12,000,000 from this private placement. Assuming a $12,000,000 raise, it is contemplated that each share of Series A Convertible Preferred Share will initially be convertible into one DT Asia ordinary share, subject to certain limitations, at an initial conversion price of $12 per share, for an aggregate of 1,000,000 DT Asia ordinary shares.

On September 13, 2015, DT Asia issued a Convertible Promissory Note (“Note”) with a principal amount of up to Five Hundred Thousand Dollars ($500,000) (“Convertible Principal”) to its sponsor, DeTiger Holdings Limited (“DeTiger”), and on December 1, 2015, the Note was amended to allow for an additional $400,000 to be drawn down. On February 5, 2016, the Note was further amended to allow for an additional $500,000 to be drawn down, making the total Note principal amount of up to $1.4 million. Payment on all of the Note is due on the earlier of: (i) July 6, 2016 and (ii) the date on which the Company consummates its Business Combination (as defined in the Company’s amended and restated articles and memorandum of association). Pursuant to the terms of the Note, until the maturity date, up to $1,400,000 can be drawn down in one or more installments of at least $1,000 each. On June 14, 2016, the Note was amended to allow for an additional $200,000 to be drawn down. No interest is accruing on the unpaid principal balance of this Note. Upon consummation of the Business Combination and at DeTiger’s option, at any time prior to payment in full of the principal balance of this Note, DeTiger may elect to convert all or any portion of the $500,000 Convertible Principal into that number of Units equal to: (i) the portion of the principal amount of the Note being converted, divided by (ii) $10.00. Each Unit shall have the same terms and conditions as the private units issued simultaneously with the Company’s IPO. As of June 15, 2016, the Company has drawn down a total amount of $1,600,000.

On March 31, 2016, DT Asia held its special meeting in lieu of an annual meeting of shareholders, DT Asia’s shareholders approved, among other things, a proposal to extend the date before which the Company must complete a business combination from April 6, 2016 to July 6, 2016 (the “Extension”). In connection with the special meeting, 5,255,657 of the Company’s public shares (approximately 77% of the outstanding public shares) were validly presented to the Company for redemption.

5

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transactions (cont.)

The Extension is subject to the receipt by DT Asia from DeTiger Holdings Limited (“Sponsor”) of approximately $96,000 (the “Contribution”), which amount is equal to $0.06 for each of the 1,604,406 public shares of the DT Asia that were not redeemed in connection with the Extension and which will be deposited into the DT Asia’s trust account for the benefit of holders of the remaining public shares. The Sponsor has funded the Contribution within the required time. After receipt of the Contribution and redemption of the public shares in connection with the Extension, the pro rata portion of the funds available in the trust account for the public shares that were not redeemed in connection with the Extension have increased from approximately $10.20 per share to approximately $10.26 per share.

As a result of the Transaction, considering 5,255,657 of the Company’s public shares that elected for redemption in annual shareholder meeting on March 31, 2016, and assuming that no more shareholders of DT Asia elect to redeem their shares into cash, the former holders of Adrie will own approximately 81.6% of DT Asia’s ordinary shares to be outstanding immediately after the Transaction, and the other DT Asia shareholders will own approximately 18.4% of DT Asia’s outstanding ordinary shares. If all of the public shares are redeemed into cash assuming maximum redemptions, the former holders of Adrie will own approximately 87.3% and the other DT Asia shareholders will own approximately 12.7% of DT Asia’s ordinary shares to be outstanding immediately after the Transaction.

These ownership percentages assume (i) the automatic conversion of 7,212,316 rights of DT Asia into approximately 721,231 ordinary shares at the closing of the Business Combination, (ii) the issuance of 8 million Escrow Earn-out Shares, subject to forfeiture, and (iii) no conversion of any Series A Convertible Preferred Stock issuable in the PIPE Preferred Investment into a contemplated 1 million ordinary shares, but exclude the effect of any outstanding DT Asia warrants and options. However, if we assume the conversion of all of Series A Convertible Preferred Stock issuable in the PIPE Preferred Investment into a contemplated 1 million ordinary shares, assuming that no more shareholders of DT Asia elect to redeem their shares into cash, the former holders of Adrie will own approximately 78.4% of DT Asia’s ordinary shares to be outstanding immediately after the Transaction, and the other DT Asia shareholders will own approximately 21.6% of DT Asia’s outstanding ordinary shares. If all of the public shares are redeemed into cash assuming maximum redemptions, the former holders of Adrie will own approximately 83.6% and the other DT Asia shareholders will own approximately 16.4% of DT Asia’s ordinary shares to be outstanding immediately after the Transaction.

The Transaction will be accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of Adrie will own at least 81.6% of the outstanding ordinary shares of DT Asia immediately following the completion of the Transaction (even if no more holder of DT Asia ordinary share seeks redemption rights) and China Lending Group’s operations will be the operations of DT Asia following the Transaction. Accordingly, Adrie will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of China Lending Group. As a result, the assets and liabilities and the historical operations that will be reflected in the DT Asia financial statements after consummation of the Transaction will be those of China Lending Group and will be recorded at the historical cost basis of China Lending Group. DT Asia’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of China Lending Group upon consummation of the Transaction.

DT Asia cannot predict how many of its public shareholders will elect to redeem their shares to cash. As a result, it has elected to provide pro forma financial statements under two different assumptions which produce significant differences in cash and shareholders’ equity. The actual results are likely to be in between two scenarios shown, but there can be no assurance that will be the case.

Separate pro forma information has been presented assuming the following circumstances:

Scenario (1): No further redemptions by public shareholders of DT Asia. The Adrie shareholders will receive 20,000,000 DT Asia’s ordinary shares with voting rights (including the 8,000,000 Escrow Earn-out Shares subject to forfeiture, along with related dividends) and own approximately 81.6% of DT Asia’s ordinary shares to be outstanding immediately after the Transaction, and the other DT Asia shareholders will own approximately 18.4% of DT Asia’s outstanding ordinary shares.

6

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transactions (cont.)

Scenario (2): Maximum redemptions. The shareholders of 1,604,406 of DT Asia’s public shares will elect to redeem their shares into cash as permitted by DT Asia’s Memorandum and Articles of Association. The Adrie shareholders will own approximately 87.3% of DT Asia’s ordinary shares to be outstanding immediately after the Transaction and the other DT Asia shareholders will own approximately 12.7% of DT Asia’s outstanding ordinary shares.

Due to immaterial impact on the exercise of warrants and underwriter’s options towards the overall presentation, the effects of warrants and options are excluded in the ownership percentages calculation in both Scenario (1) and (2) above.

2.  Pro Forma Adjustments to the Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2016, Unaudited Pro Forma Condensed Statement of Operations for the Year ended March 31, 2016

(1)     To liquidate investments held in trust by DT Asia.

(2)     To record payment of deferred legal fee payable of $100,000.

(3)     To reflect the results from the DT Asia meeting of shareholders on March 31, 2016:

(a)     The sponsor contributes $96,264 in cash;

(b)     The Trust distributes the fund in the amount of $53,607,701 to the shareholders of 5,255,657 ordinary shares that has presented to the Company for redemption;

(c)     The remaining balance in ordinary shares subject to redemption would be transferred to permanent equity.

(4)     To reflect the recapitalization of China Lending Group’s paid-in capital and additional paid-in capital amounting $1 and $94,723,963 respectively through the issuance of 20,000,000 DT Asia’s ordinary shares, out of which 8,000,000 shares are being held in escrow subject to forfeiture if the earn-out targets as stipulated in the Exchange Agreement are not met. The $94,723,963 paid-in capital represents the RMB600 million registered capital of Feng Hui and RMB3.3 million of additional paid in capital generated from the sale of loans receivable to related party by Feng Hui.

(5)     To record the issuance of 721,231 ordinary shares to the 7,212,310 right holders in exchange for their rights at 10 rights per ordinary share, the value of this issuance is calculate based on the pro rata portion of the funds available in the trust account for the public shares as of April 1, 2016 at $10.26 per ordinary share for a total amount of $7,399,830, however, due to the fact that both debit and credit of the transaction are from the same additional paid-in capital account, the net effect on the additional paid-in capital is nil.

(6)     To reclassify the DT Asia historical accumulated deficit of $1,590,106 to additional paid-in capital.

(7)     To reflect the issuance of 68,600 ordinary shares at 10.00 per share to EarlyBirdCapital, Inc. (“EBC”) to settle up to 25% of management advisory compensation in lieu of cash payment at the closing of the business combination, pursuant to the EBC advisory agreement signed in September 2014. The management advisory compensation amounting $2.744 million is calculated based on 4% of $68.6 million, the total amount raised at IPO. Total value of the issuance of shares equals to 25% of $2.744 million or $686,000, which is reflected as a credit within additional paid-in capital.

(8)     To reflect the settlement of legal, accounting, consulting and advisory services amounting $4,636,000 out of which $3,950,000 was by cash payment, the balance was settled by ordinary shares (see Note (7) above).

7

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

2. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2016, Unaudited Pro Forma Condensed Statement of Operations for the Year ended March 31, 2016 (cont.)

(9)     To reflect the proceeds from sale of 1,000,000 Preferred Shares at $12.00 per share net of estimated issuance costs at 2.5% of proceeds and the corresponding increase in Preferred Share at the closing of the Transaction.

(10)   To reflect the use of cash and the corresponding reduction in ordinary shares and additional paid-in capital in connection with the redemption of ordinary shares held by DT Asia shareholders exercising redemption rights for 1,604,406 at $10.26 per share amounting to $16,461,205.

(11)   To reflect the removal of non-recurring charges directly related to the Transaction including the following:

(a)     Interest on deposits with banks derived from cash and cash equivalents held in trust account in the amount of $106,770;

(b)     The following legal fees and professional fees and expenses associated with this Transaction.

	DT Asia	Adrie
For the year ended and twelve months ended March 31, 2016
Legal fees and audit fees	$744,195	$483,581
Other professional fees	138,633	—
Total	$882,828	$483,581

(12)   To reflect the intrinsic value of beneficial conversion feature (“BCF”) on Convertible Promissory Note issued by DT Asia on September 13, 2015 convertible, in whole or in part, at the option of the holder at $10 per Unit, each Unit consists of 1 ordinary share, 1 Right and 1 Warrant pursuant to the Promissory Note Agreement included as Exhibit 10.1 to the Form 8-K on September 17, 2015.

(13)   To reflect the assumed conversion of Promissory Note, based on the holder’s intention, in the amount of $500,000 to ordinary shares at the closing of the Transaction and the accounting treatment of the respective BCF upon conversion.

(14)   To reflect the assumed twelve months of dividends at 8% per annum to PIPE investors

8

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

3. Earnings Per Share

As the Transaction is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Transaction were outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Similarly, if shares are assumed to be repurchased, this calculation is retroactively adjusted to eliminate such shares for the entire period. Weighted average common shares outstanding — basic and diluted is calculated as follows:

	Scenario (1) Combined (Assuming No Redemption)	Scenario (2) Combined (Assuming Maximum Redemption)	Note 2
DT Asia shares held by Sponsor	322,253	322,253
DT Asia shares held by Underwriter	30,000	30,000
DT Asia public shares electing cash redemption	—	(1,604,406)	10
DT Asia public shares outstanding – IPO	6,860,063	6,860,063
DT Asia shares outstanding – Founders	1,715,015	1,715,015
DT Asia shares validly presented for redemption at the shareholders meeting on March 31, 2016	(5,255,657)	(5,255,657)	3
DT Asia shares issued in merger to Adrie’s investors	20,000,000	20,000,000	4
DT Asia shares issued in merger to Adrie’s investors subject to forfeiture – Escrow Earned-out Shares	(8,000,000)	(8,000,000)	4
DT Asia shares issued in merger to DT Asia Right Holders	721,231	721,231	5
DT Asia shares issued to Convertible Promissory Note payee upon conversion	55,000	55,000	13
DT Asia shares issued as advisory fee to EarlyBirdCapital	68,600	68,600	7
Ordinary shares outstanding	16,516,505	14,912,099

The computation of diluted income per share excludes i) the effect of 9,270,323 warrants to purchase approximately 4,635,160 ordinary shares, and ii) the underwriter’s option to purchase 600,000 Units because their inclusion would be anti-dilutive.

4. Conforming Interim Periods

The Company’s fiscal year end is March 31 while the Adrie fiscal year end is December 31. The latest public financial information for the Company is its annual fiscal year ended March 31, 2016 while Adrie’s latest available interim period is its first quarter for the three month period ended March 31, 2016. The unaudited pro forma condensed combined interim period results presented herein include the results for the latest twelve month periods of the Company and Adrie. Accordingly, the Adrie historical financial information for the statement of operations covering the twelve month period ended March 31, 2016 has been derived by adding the unaudited results for the three month period ended March 31, 2016 to the audited results for the year ended December 31, 2015 and deducting the unaudited results for the three months ended March 31, 2015 as follows:

(a)	(b)	(c) = (a)-(b)	(d)	(e) = (c)+(d)
Twelve months ended December 31, 2015	Three months ended March 31, 2015	Nine months ended December 31, 2015	Three months ended March 31, 2016	Twelve months ended March 31, 2016

5. Comparative Per Share Information

The following table sets forth historical comparative share information for China Lending Group and DT Asia and unaudited pro forma combined share information after giving effect to the Business Combination, assuming (i) that no holders of public shares exercise their redemption rights and (ii) that holders of 1,604,406 public shares as of April 6, 2016 exercise their redemption rights. The historical information should be read in conjunction with “Selected Historical Financial Information of China Lending Group” and “Selected Historical Financial Information of DT Asia” included elsewhere in the definitive proxy statement filed on June 21, 2016 with the U.S. Securities and Exchange Commission and the historical financial statements of China Lending Group and DT Asia included elsewhere in the definitive proxy statement filed on June 21, 2016 with the U.S. Securities and Exchange Commission. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in the definitive proxy statement filed on June 21, 2016 with the U.S. Securities and Exchange Commission.

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NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

5. Comparative Per Share Information (cont.)

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of China Lending Group and DT Asia would have been had the Business Combination been completed or to project China Lending Group’s and DT Asia’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the value of China Lending Group and DT Asia would have been had the Business Combination been completed nor the book value per share for any future date or period.

The pro forma book value per share information was computed as if the Business Combination and the related financing transactions had been completed on March 31, 2016. The pro forma earnings from continuing operations information for the fiscal year ended March 31, 2016 was computed as if the Business Combination and the related financing transactions had been completed on April 1, 2015.

The historical book value per share is computed by dividing total common shareholders’ equity by the number of shares of common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing total pro forma common shareholders’ equity by the pro forma number of shares of common stock outstanding at the end of the period. The pro forma earnings from continuing operations per share of the combined company is computed by dividing the pro forma income from continuing operations available to the combined company’s common shareholders by the pro forma weighted-average number of shares outstanding over the period.

	Adrie (Historical)		DT Asia (Historical)		Pro Forma Assuming No Redemption (Unaudited)		Pro Forma Assuming Redemption of 1,604,406 Shares (Unaudited)

As of and for the year ended March 31, 2016
Weighted Average Shares Outstanding-Basic and Diluted	20,000,000	(1)	8,927,331	(2)	16,516,505	(3)	14,912,099	(3)
Basic and diluted earnings from continuing operations per share	$0.70		$(0.15)		$0.78		$0.87
Shares outstanding	20,000,000	(1)	8,927,331	(2)	24,516,505	(4)	22,912,099	(4)
Book value per share	$5.39		$0.56		$4.88		$4.50

Note:

(1)	Based on the historical number of shares authorized and issued in Adrie Global Holdings Limited as of March 31, 2016.

(2)	Based on the historical number of shares issued and outstanding in DT Asia Investments Limited as of March 31, 2016.

(3)	See Notes 3 Earnings Per Share in “Unaudited Pro Forma Condensed Combined Financial Statements”.

(4)	Including 8,000,000 forfeitable Escrow Earn-Out shares.

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